UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14A-101)

INFORMATION REQUIRED IN CONSENT STATEMENT
SCHEDULE 14A INFORMATION

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐      Preliminary Proxy Statement
☐      Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐      Definitive Proxy Statement
☐      Definitive Additional Materials
☒      Soliciting Materials Pursuant to Section 240.14a-12

Central Vermont Public Service Corporation
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box): ☒ No fee required. ☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:
3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐         Fee paid previously with preliminary materials.
☐  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

The following is a press release issued by Central Vermont Public Service Corporation (“CVPS”) on June 23, 2011.

CVPS Receives New Unsolicited Offer

Released: 06/23/11 09:00 AM EDT

RUTLAND, VT -- (Marketwire) -- 06/23/11 -- Central Vermont Public Service (NYSE: CV) today received an unsolicited acquisition offer from GazMetro, which the board of directors will review in due course based on our fiduciary responsibilities and contractual commitments to Fortis Inc.

"This offer requires us to convene our board of directors to evaluate the proposal in depth as soon as possible," President Larry Reilly said. "Until the board of directors has an opportunity to examine the offer, we are precluded from making any further comment."

Contact:
Steve Costello
(802) 747-5427 (work)
(802) 742-3062 (pager)